UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

VIASYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road, Suite 1800 St. Louis, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

(314) 727-2087

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Viasystems Group, Inc. (“Viasystems”) on June 1, 2012, as amended by the 8-K/A filed on July 3, 2012, to provide the pro forma financial statements required by part (b) of Item 9.01 of Form 8-K pursuant to Rule 3-05(b) and Article 11 of Regulation S-X. Such pro forma financial statements are required as a result of Viasystems’ May 31, 2012, acquisition of DDi Corp. (“DDi”) pursuant to a merger of Victor Merger Sub Corp., a wholly-owned subsidiary of Viasystems, with and into DDi, with DDi continuing as the surviving corporation, under the new name of Viasystems North America, Inc., as a wholly owned subsidiary of Viasystems.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Viasystems and DDi as of March 31, 2012, and the unaudited pro forma condensed combined statements of operations of Viasystems and DDi for the three months ended March 31, 2012 and the year ended December 31, 2011, are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consent of Ernst & Young LLP

99.3	The unaudited pro forma condensed combined balance sheet of Viasystems and DDi as of March 31, 2012, and the unaudited pro forma condensed combined statements of operations of Viasystems and DDi for the three months ended March 31, 2012 and the year ended December 31, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

Date: August 6, 2012	By:	/s/ Christopher R. Isaak
	Name:	Christopher R. Isaak
	Title:	Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1	Consent of Ernst & Young LLP

99.3	The unaudited pro forma condensed combined balance sheet of Viasystems and DDi as of March 31, 2012, and the unaudited pro forma condensed combined statements of operations of Viasystems and DDi for the three months ended March 31, 2012 and the year ended December 31, 2011 (filed herewith).